EXHIBIT 10.7

Amendment No. 6 Dated July 17th, 2001
To The Agreement Between OCP and MPC
Dated September 15th, 1991

          This Amendment No. 6 to the Agreement is effective as of July 1st, 2001, between:

OFFICE CHERIFIEN DES PHOSPHATES ("OCP")

Angle route d'El Jadida et Bd de

la Grande Ceinture - Casablanca

MOROCCO

on the one part,

and:

MISSISSIPPI PHOSPHATES CORPORATION (MPC)

P.O. Box 848

Pascagoula, Mississippi, USA 39568-0848

on the other part.

          WHEREAS, OCP and MPC are parties to that certain Agreement with an Effective Date of September 15th, 1991, for the sale and purchase of all MPC's requirements of phosphate rock at its Pascagoula Plant ("Agreement"); and

          WHEREAS, the Agreement has been amended by Amendment No. 1 effective as of July 1st, 1992, Amendment No. 2 effective as of July 1st, 1993, Amendment No. 3 effective as of January 1st, 1995, Amendment No. 4 effective as of January 1st, 1997, and Amendment No 5 effective as of July 1st, 2000, and,

          WHEREAS, OCP and MPC desire to amend the Agreement as hereinafter set forth;

          NOW, THEREFORE, MPC and OCP hereby agree as follows:

          1.     Article IV of the Agreement is hereby further amended by changing the second, third, fourth and fifth sentences of the definition of "Sales, General and Administrative Expense" to read in their entirety as follows:

  "Subject to the adjustments hereafter described, expenses shall include an annual payment of Two Million and 00/100 Dollars (US$ 2,000,000.00) to MCC for certain services to be provided by MCC to MPC. The annual payment by MPC to MCC for services shall be reduced by Two Million and 00/100 Dollars (US$ 2,000,000.00) with respect the Contract Year commencing on July 1st, 2001. Thereafter, with respect to subsequent Contract Year(s), the annual payment(s) may be increased by amounts not exceeding Two Million and 00/100 Dollars (US$ 2,000,000.00) in the aggregate. Payment of any such increases in the annual payment(s) to MCC for services and payments to OCP of the "2002 Category 1 Deferred Portion" (as defined in Sale Contract Addendum No. 11) shall be made in the same amounts and at the same time."

            2.     Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

            3.     All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

            IN WITNESS WHEREOF, MPC and OCP have caused this Amendment No. 6 to be duly executed in duplicate originals as of the date first hereinabove written.

            MADE OUT IN DUPLICATE ON JULY 17TH, 2001.
MISSISSIPPI PHOSPHATES CORPORATION By: /s/ Charles O. Dunn CHARLES O. DUNN PRESIDENT	OFFICE CHERIFIEN DES PHOSPHATES By: /s/ Idris Jettou IDRIS JETTOU DIRECTOR-GENERAL